                                  EXHIBIT 99.1


                                                  Contact:      David S. Hickman
                                                  Telephone:    (517) 423-1534
                                                  Date:         June 13, 2005

                                                    FOR IMMEDIATE RELEASE

UNITED BANCORP, INC, DECLARES CASH DIVIDEND FOR SECOND QUARTER OF 2005

     TECUMSEH - On June 7, 2005, the board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust - Washtenaw, declared a second quarter cash dividend of 35 cents per share, payable July 29, 2005, to shareholders of record July 12, 2005.

     This represents the same regular amount paid in the first quarter of this year; however, the second quarter dividend payment represents a 5% increase in cash dividends and is reflective of the new shares that resulted from the stock dividend of May 31, 2005.


                                       ###